UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2026

Maravai LifeSciences Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39725	85-2786970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle Suite 200 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 546-0004
(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	MRVI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2026, Maravai Intermediate Holdings, LLC (the “Borrower”) and Maravai Topco Holdings, LLC (“Topco”), each a consolidated subsidiary controlled by Maravai LifeSciences Holdings, Inc., entered into a Credit Agreement (the “New Credit Agreement”) with certain lenders and issuing banks party thereto and BSP Agency, LLC, as administrative agent and collateral agent. The New Credit Agreement provides the Borrower with a $150.0 million term loan facility (the “New Term Loan”) and a $30.0 million revolving credit facility (the “New Revolving Credit Facility”). Both the New Term Loan and the New Revolving Credit Facility mature on June 2, 2032.

Proceeds from the New Term Loan, together with approximately $98.5 million cash on hand, were used to prepay in full outstanding borrowings under, and to terminate, the prior Credit Agreement, dated as of October 19, 2020 (the “Prior Credit Agreement”), among the Borrower, Cygnus Technologies, LLC, TriLink Biotechnologies, LLC, Topco and Morgan Stanley Senior Funding, Inc. Borrowings under the New Credit Agreement are unconditionally guaranteed by Topco, along with Topco’s existing and future material domestic subsidiaries (subject to certain exceptions) as specified in the guaranty agreement, and are secured by a lien and security interest in substantially all of the assets (subject to certain exceptions) of existing and future material domestic subsidiaries of Topco that are loan parties under the New Credit Agreement.

Borrowings under the New Credit Agreement bear interest at a variable rate based on Term Secured Overnight Financing Rate (SOFR) plus an applicable interest rate margin of 5.00% per annum, with a 0.25% stepdown available for any period if the consolidated first lien net leverage ratio of the Borrower is equal to or less than 3.00 to 1.00.

Following the fiscal year ending December 31, 2027, the Borrower is required to prepay the New Term Loan with a percentage of its annual excess cash flow if its consolidated first lien net leverage ratio exceeds 3.00 to 1.00, with all remaining outstanding principal due on June 2, 2032. The New Revolving Credit Facility allows the Borrower to repay and borrow from time to time until June 2, 2032, at which time all amounts borrowed must be repaid. Subject to certain exceptions and limitations, the Borrower is required to repay borrowings under the New Term Loan and the New Revolving Credit Facility with the proceeds of certain occurrences, such as the incurrence of debt and certain asset sales or dispositions. Additionally, the Borrower may repay all or a portion of the principal amount at any time.

Accrued interest under the New Credit Agreement is payable by the Borrower (a) quarterly in arrears with respect to any ABR Loan (as defined therein), (b) at the end of each interest period (or at each three-month interval in the case of loans with interest periods greater than three months) with respect to any Term SOFR Loan (as defined therein), (c) on the date of any repayment or prepayment and (d) at maturity (whether by acceleration or otherwise). An annual commitment fee is applied to the daily unutilized amount under the New Revolving Credit Facility at 0.50% per annum.

The New Credit Agreement includes a financial covenant requiring that, if as of the end of any fiscal quarter, the aggregate outstanding principal amount of letters of credit obligations and borrowings under the New Revolving Credit Facility (excluding all undrawn letters of credit (whether or not cash collateralized)) is equal to or greater than 40.0% of the aggregate amount of all Revolving Credit Facility commitments in effect as of such date, then the consolidated first lien net leverage ratio of the Borrower shall not be greater than 6.50 to 1.00. For purposes of this covenant, the consolidated first lien net leverage ratio is calculated by dividing outstanding first lien indebtedness (net of cash and cash equivalents of up to $10.0 million) by Consolidated EBITDA (as defined in the New Credit Agreement) over the preceding four fiscal quarters.

The New Credit Agreement also contains customary negative and affirmative covenants in addition to the financial covenant, including covenants that restrict the Borrower’s and the other loan parties’ ability to, among other things, incur or prepay certain indebtedness, pay dividends or distributions, dispose of assets, engage in mergers and consolidations, make acquisitions or other investments, and make changes in the nature of the business. The New Credit Agreement contains certain events of default, including, without limitation, nonpayment of principal, interest or other obligations, violation of the covenants, insolvency, court ordered judgments, and certain changes of control.

Item 1.02 Termination of a Material Definitive Agreement.

On June 2, 2026, the parties terminated the Prior Credit Agreement in connection with the Borrower’s prepayment in full of all outstanding borrowings and accrued interest thereunder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 3, 2026, the Company issued a press release announcing the refinancing of the Prior Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1
Credit Agreement, dated as of June 2, 2026, among Maravai Intermediate Holdings, LLC, Maravai Topco Holdings, LLC, the lenders and issuing banks party thereto and BSP Agency, LLC, as administrative agent and collateral agent.

99.1	Press Release dated June 3, 2026.*

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).
* Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARAVAI LIFESCIENCES HOLDINGS, INC.

Date: June 3, 2026     By: /s/ Rajesh Asarpota
Name: Rajesh Asarpota
Title: Chief Financial Officer